As filed with the Securities and Exchange Commission on February 17, 2009.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

THE LACLEDE GROUP, INC.
720 Olive Street
St. Louis, Missouri 63101
(Exact name of Registrant as specified in its charter)
(Address of Principal Executive Offices)

Missouri                                                      74-2976504
(State of Incorporation)                                                                (I.R.S. Employer Identification No.)

The Laclede Group, Inc. Restricted Stock Plan for Non-Employee Directors
(Full Title of the Plan)

D. H. Yaeger or M. C. Kullman
720 Olive Street, St. Louis, Missouri  63101
314-342-0500
(Address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                                                                                                           Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)                             Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered Common Stock and Preferred Share Purchase Rights (2)	Amount to be Registered 100,000 shares (3)	Proposed Maximum Offering Price per Share(1) $45.30	Proposed Maximum Aggregate Offering Price(1) $4,530,000	Amount of Registration Fee $253

_____________________

(1) Calculated in accordance with Rule 457(h), upon the basis of the average of the high and low prices reported on the New York Stock Exchange on February 11, 2009.
(2) Preferred Share Purchase Rights are attached to and trade with the Common Stock, par value $1.00 per share, of the Registrant (the “Common Stock”).  Value attributable to such Preferred Share Purchase Rights, if any, is reflected in the market price of the Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.
(3) This registration statement also covers such additional shares of Common Stock as may be used pursuant to anti-dilution provisions.

Explanatory Note

This registration statement on Form S-8 is being filed for the purpose of registering an additional 100,000 shares of common stock of The Laclede Group, Inc. (“Company”) to be awarded pursuant to the Restricted Stock Plan for Non-Employee Directors of the Company, as amended (“Plan”).  These shares are in addition to the 50,000 shares that were registered for award under the Plan pursuant to the registration statement on Form S-8, File No. 333 – 102836, previously filed with the Securities and Exchange Commission on January 30, 2003 (“Original Registration Statement”).

Pursuant to General Instruction E of Form S-8, the Company hereby incorporates by reference the Original Registration Statement (a) to the extent that the Original Registration Statement relates to the Plan and (b) except to the extent that any part of the Original Registration Statement is modified or superseded by this Registration Statement and any documents incorporated by reference herein.

Part II - Information Required in the Registration Statement

Item 3.                      Incorporation of Documents by Reference

The Company files annual, quarterly and current reports, proxy statement and other information with the Securities and Exchange Commission.  The Securities and Exchange Commission allows us to “incorporate by reference” the information we filed with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares under the Plan have been issued:

•	The Company’s annual report on Form 10-K for the year ended September 30, 2008.
•	The Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2008.
•
Description of the Common Stock contained in the Company’s registration statement on Form S-4 (No. 333-48794) incorporated into its Form 8-A effective October 1, 2001 registering its Common Stock under the Securities Exchange Act of 1934, including any amendment or report updating such description.

•
Description of the preferred share purchase rights included in the Company’s Form 8-A effective October 1, 2001 registering its preferred share purchase rights under the Securities Exchange Act of 1934, including any amendments on report updating such descriptions.

Any statement contained in a document incorporate by reference herein shall be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated herein by reference) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.                      Interests of Named Experts and Counsel

Mary C. Kullman, Esq., Chief Governance Officer and Corporate Secretary of The Laclede Group, Inc., has passed upon the validity of the Common Stock to be awarded under the Plan.

Item 8.                                                                                                           Exhibits

The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

Exhibit	Description
4.1	The Laclede Group Restricted Stock Plan for Non-Employee Directors, as amended, filed as Appendix A to the Company’s proxy statement as filed on December 22, 2008. (File No. 1-16681)
4.2	The Company’s articles of incorporation, as amended, filed as Exhibit 3.1 to the Company’s Form 8-K filed January 26, 2006. (File No. 1-16681)
4.3	The Company’s bylaws, as amended, filed as Exhibit 3.2 to the Company’s Form 8-K filed January 26, 2006. (File No. 1-16681)
5.1	Opinion and consent of Mary C. Kullman, Esq.
23.1	Consent of Mary C. Kullman, Esq. (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Laclede Group, Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on 12th day of February, 2009.

THE LACLEDE GROUP, INC.
By: /s/ Mark D. Waltermire
Mark D. Waltermire Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal executive officer and director:
/s/ Douglas H. Yaeger Douglas H. Yaeger	Chairman of the Board, President and Chief Executive Officer	February 12, 2009
Principal financial and accounting officer:

/s/ Mark D. Waltermire Mark D. Waltermire	Chief Financial Officer	February 12, 2009
_____________________________ A. W. Donald	Director	February 12, 2009
*_____________________________ E. L. Glotzbach	Director	February 12, 2009
*_____________________________ A. V. Leness	Director	February 12, 2009
*_____________________________ W. S. Maritz	Director	February 12, 2009
*_____________________________ W. E. Nasser	Director	February 12, 2009
*_____________________________ B. D. Newberry	Director	February 12, 2009
*_____________________________ J. P. Stupp, Jr.	Director	February 12, 2009
*_____________________________ M. A. Van Lokeren	Director	February 12, 2009

*By: /s/ Mary C. Kullman
Mary C. Kullman
As Attorney-in-Fact for each of the persons indicated

EXHIBIT INDEX

Exhibit	Description
4.1	The Laclede Group Restricted Stock Plan for Non-Employee Directors, as amended, filed as Appendix A to the Company’s proxy statement as filed on December 22, 2008. (File No. 1-16681)
4.2	The Company’s articles of incorporation, as amended, filed as Exhibit 3.1 to the Company’s Form 8-K filed January 26, 2006. (File No. 1-16681)
4.3	The Company’s bylaws, as amended, filed as Exhibit 3.2 to the Company’s Form 8-K filed January 26, 2006. (File No. 1-16681)
5.1	Opinion and consent of Mary C. Kullman, Esq.
23.1	Consent of Mary C. Kullman, Esq. (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney